Exhibit 10.18

Master Development Agreement

This Master Development Agreement (the “Agreement”), dated as of 07.14.2017 (the “Effective Date”), is by and between Pandora Reality LLC, a Delaware limited liability company (“Developer”), and KabaQ 3D Technologies, LLC, a Nevada limited liability company (“KabaQ”).

WHEREAS, Developer is engaged in the business of providing development and related services and work product; and

WHEREAS, KabaQ wishes to retain Developer to provide development and related services and work product described herein and from time to time in separately executed statements of work, and Developer wishes to provide the same to KabaQ, each on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, KabaQ and Developer agree as follows:

1. Definitions. For purposes of this Agreement, the following terms have the following meanings:

“Background Technology” means all Software, data, know-how, ideas, methodologies, specifications, and other technology in which Developer owns such Intellectual Property Rights as are necessary for Developer to grant the rights and licenses set forth in Section 8.1, and for KabaQ (including its licensees, successors, and assigns) to exercise such rights and licenses, without violating any right of any Third Party, any law or incurring any payment obligation to any Third Party, and that: (a) are identified as background technology in any Statement of Work; and (b) were or are developed or otherwise acquired by Developer prior to the Effective Date, with respect to the Statement of Work, or the date of KabaQ’s request for additional services, with respect to any other Statement of Work.

“Confidential Information” means any information that is treated as confidential by either party, including trade secrets, technology, information pertaining to business operations and strategies, and information pertaining to customers, pricing, and marketing, in each case to the extent it is: (a) if in tangible form, marked as confidential; or (b) otherwise, identified at the time of disclosure as confidential, and confirmed in writing as such within five (5) days after disclosure. Without limiting the foregoing, Confidential Information of KabaQ includes the KabaQ-Owned Work Product, and the terms and existence of this Agreement. Confidential Information does not include information that the Receiving Party can demonstrate by documentation: (w) was already known to the Receiving Party without restriction on use or disclosure prior to receipt of such information directly or indirectly from or on behalf the Disclosing Party; (x) was or is independently developed by the Receiving Party without reference to or use of any of the Disclosing Party’s Confidential Information; (y) was or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, the Receiving Party or any of its Representatives; or (z) was received by the Receiving Party from a Third Party who was not, at the time, under any obligation to the Disclosing Party] or any other Person to maintain the confidentiality of such information.

“Documentation” means all user manuals, operating manuals, technical manuals, and any other instructions, specifications, documents, and materials, in any form or media, that describe the functionality, installation, testing, operation, use, maintenance, support, and technical and other components, features, and requirements of any Software.

“KabaQ Materials” means all materials and information, including documents, data, know-how, ideas, methodologies, specifications, software, content, and technology, in any form or media, directly or indirectly provided or made available to Developer by or on behalf of KabaQ in connection with this Agreement, whether or not the same: (a) are owned by KabaQ, a Third Party or in the public domain; or (b) qualify for or are protected by any Intellectual Property Rights.

“KabaQ-Owned Work Product” means all Work Product other than materials expressly identified in a Statement of Work as Background Technology, Approved Third-Party Materials or Approved Open-Source Components.

1

“Intellectual Property Rights” means all or any of the following: (a) patents, patent disclosures, and inventions (whether patentable or not); (b) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, together with all of the goodwill associated therewith; (c) copyrights and copyrightable works (including computer programs), mask works, and rights in data and databases; (d) trade secrets, know-how, and other confidential information; and (e) all other intellectual property rights, in each case whether registered or unregistered and including all applications for, and renewals or extensions of, such rights, and all similar or equivalent rights or forms of protection provided by applicable law in any jurisdiction throughout the world.

“Open-Source Components” means any software component that is subject to any open-source copyright license agreement, including any GNU General Public License or GNU Library or Lesser Public License, or other license agreement that substantially conforms to the Open Source Definition as prescribed by the Open Source Initiative or otherwise may require disclosure or licensing to any Third Party of any source code with which such software component is used or compiled.

“Person” means an individual, corporation, partnership, joint venture, limited liability entity, governmental authority, unincorporated organization, trust, association, or other entity.

“Software” means the computer program(s), including programming tools, scripts, and routines, the Developer is required to or otherwise does develop or otherwise provide under this Agreement, as described more fully in each Statement of Work, including all updates, upgrades, new versions, new releases, enhancements, improvements, and other modifications made or provided.

“Source Code” means the human readable source code of the Software to which it relates, in the programming language in which such Software was written, together with all related flow charts and technical documentation, including a description of the procedure for generating object code, all of a level sufficient to enable a programmer reasonably fluent in such programming language to understand, operate, support, maintain, and develop modifications, upgrades, updates, enhancements, improvements, and new versions of, and to develop computer programs compatible with, such Software.

“Statement of Work” means any statement of work entered into by the parties and a form is attached as a schedule to this Agreement.

“Third-Party Materials” means any materials and information, including documents, data, know-how, ideas, methodologies, specifications, software, content, and technology, in any form or media, in which any Person other than KabaQ or Developer (“Third Party”) owns any Intellectual Property Right, but specifically excluding Open-Source Components.

2. Engagement of Developer. KabaQ hereby engages Developer, and Developer hereby accepts such engagement, to develop Software and/or hardware and provide services related thereto (“Services”) as described herein or otherwise requested by KabaQ from time to time and described in Statements of Work therefor, all on the terms and conditions set forth in this Agreement and such Statements of Work.

3. Statements of Work. Developer shall provide Services and all Software, Documentation, Specifications, and other documents, work product, and materials related thereto together with all ideas, concepts, processes, and methodologies developed in connection therewith whether or not embodied therein (“Work Product”) pursuant to Statements of Work entered into as set forth herein. No Statement of Work shall be effective unless signed by duly authorized employees, officers, directors, consultants, legal advisors (“Representatives”) of both parties. The term of each Statement of Work shall be as set forth therein or, if no term is specified, shall commence on the parties’ full execution thereof and terminate when the parties have fully performed their obligations thereunder. Unless a Statement of Work expressly states otherwise, KabaQ shall have the right to terminate such Statement of Work as set forth in Section 9.2. Changes to Statements of Work may be made upon written agreement of the parties for any changes or additional development or other Services.

4. Development. Developer shall design, develop, create, test, deliver, install, configure, integrate, customize, and otherwise provide and make fully operational Software and/or hardware as described in each Statement of Work on a timely and professional basis in accordance with all terms, conditions, and Specifications set forth in this Agreement and such Statement of Work.

4.1 Software Specifications. Developer shall ensure all Software complies with the Specifications therefor. Developer shall provide all Software to KabaQ in both object code and Source Code form.

2

2. Third-Party Materials. Developer shall not include in any Software, and operation of all Software in accordance with its Specifications and Documentation shall not require, any Third-Party Materials, other than Third-Party Materials approved in writing by KabaQ (“Approved Third-Party Materials”) or specifically described or the Statement of Work for such Software and licensed to KabaQ. Except as provided otherwise in the applicable Statement of Work, Developer shall secure, at its sole cost and expense, all necessary rights, licenses, consents, approvals, and authorizations necessary for KabaQ to use, perpetually and throughout the universe, all Approved Third-Party Materials as incorporated in or otherwise used in conjunction with Software as specified in the applicable Statement of Work or elsewhere in this Agreement.

3. Open-Source Components. Developer shall not include in any Software, and operation of all Software in accordance with its Specifications and Documentation shall not require the use of, any Open- Source Components, other than Open-Source Components approved by KabaQ (“Approved Open-Source Components”) specifically described in the Statement of Work for such Software, and for which the relevant open-source licenses (each, an “Open-Source License”) are attached as exhibits to such Statement of Work. Developer shall provide KabaQ with a complete, machine-readable copy of the Source Code for Approved Open-Source Components in accordance with the terms of the Open-Source License at no cost to the KabaQ.

5. Performance of Services. Developer shall provide all Services and Work Product hereunder in a timely, professional and workmanlike manner and in accordance with the terms, conditions, and Specifications set forth in this Agreement and each Statement of Work.

6. Fees and Pricing. Subject to all terms and conditions set forth in this Section 6 and Developer’s performance of Services to KabaQ’s reasonable satisfaction and KabaQ’s acceptance of the applicable Software, together with the Documentation thereof, required to be delivered (“Software Deliverable”) and all other documents, work product, and other materials that the Developer is required to provide to KabaQ under this Agreement (“Deliverables”), KabaQ shall pay the fees and expenses set forth in the applicable Statement of Work (“Fees”). All such Fees shall be determined in accordance with the fees, billing rates, and discounts (“Pricing”) set forth in the State of Work (the “Pricing Schedule”).

7. Intellectual Property Rights.

1. KabaQ Ownership of Work Product. Except as set forth in Section 7.3, KabaQ is and will be the sole and exclusive owner of all right, title and interest in and to all Work Product, including all Intellectual Property Rights therein. In furtherance of the foregoing, subject to Section 7.3 (i) Developer shall create all Work Product as work made for hire as defined in Section 101 of the Copyright Act of 1976; and (ii) to the extent any Work Product or Intellectual Property Right therein does not qualify as, or otherwise fails to be, work made for hire, Developer shall, and hereby does (i) assign, transfer, and otherwise convey to KabaQ, irrevocably and in perpetuity, throughout the universe, all right, title, and interest in and to such Work Product, including all Intellectual Property Rights therein; and (ii) irrevocably waive any and all claims Developer may now or hereafter have in any jurisdiction to so-called “moral rights” or rights of droit moral with respect to the Work Product.

7.2 Further Actions. Developer shall take all appropriate action and execute and deliver all documents, necessary or reasonably requested by KabaQ to effectuate any of the provisions or purposes of Section 7.1, or otherwise as may be necessary or useful for KabaQ to prosecute, register, perfect, record, or enforce its rights in or to any KabaQ-Owned Work Product or any Intellectual Property Right therein. Developer hereby appoints KabaQ as Developer’s attorney-in-fact with full irrevocable power and authority to take any such actions and execute any such documents if Developer refuses, or within a period deemed reasonable by KabaQ otherwise fails, to do so.

3. Background Technology, Approved Third-Party Materials and Open-Source Components. Developer is and will remain the sole and exclusive owner of all right, title, and interest in and to the Background Technology, including all Intellectual Property Rights therein, subject to the license granted in Section 8.1. Ownership of all Approved Third-Party Materials, and all Intellectual Property Rights therein, is and will remain with the respective owners thereof, subject to any express licenses or sublicenses granted to KabaQ pursuant to or in accordance with this Agreement. Ownership of all Open-Source Components, and all Intellectual Property Rights therein, is and will remain with the respective owners thereof, subject to KabaQ’s rights under the applicable Open-Source Licenses.

7.4 KabaQ Materials. KabaQ and its licensors are and will remain the sole and exclusive owners of all right, title, and interest in and to the KabaQ Materials, including all Intellectual Property Rights therein. Developer shall have no right or license to, and shall not, use any KabaQ Materials except solely during the Term of the Statement of Work(s) for which they are provided to the extent necessary to perform the Services and provide the Work Product to KabaQ. All other rights in and to the KabaQ Materials are expressly reserved by KabaQ.

3

8. Licenses.

1. Background Technology License. Developer hereby grants to KabaQ such rights and licenses with respect to the Background Technology that will allow KabaQ to use and otherwise exploit perpetually throughout the universe for all or any purposes whatsoever the Work Product, to the same extent as if KabaQ owned the Background Technology, without incurring any fees or costs to Developer (other than the Fees and Pricing set forth herein) or any other Person in respect of the Background Technology. In furtherance of the foregoing, such rights and licenses shall: (i) be irrevocable, perpetual, fully paid-up, and royalty-free; (ii) include the rights to use, reproduce, perform (publicly or otherwise), display (publicly or otherwise), modify, improve, create derivative works of, distribute, import, make, have made, sell, and offer to sell the Background Technology, including all such modifications, improvements, and derivative works thereof, solely as part of, or as necessary to use and exploit, the Work Product; and (iii) be freely assignable and sublicensable, in each case solely in connection with the assignment or licensing of the Work Product or any portion, modification, or derivative work thereof, and only to the extent necessary to allow the assignee or sublicensee, as the case may be, to use and exploit the Work Product or portion, modification, improvement or derivative work thereof. Developer reserves all rights in the Background Technology not expressly granted to KabaQ herein.

8.2 KabaQ Materials. KabaQ hereby grants to Developer the limited, royalty-free, non-exclusive right and license to KabaQ Materials solely as necessary to incorporate such KabaQ Materials into, or otherwise use such KabaQ Materials in connection with creating, the Work Product. The term of such license shall commence upon KabaQ’s delivery of the KabaQ Materials to Developer, and shall terminate upon KabaQ’s acceptance or rejection of the Work Product to which the KabaQ Materials relate. Subject to the foregoing license, KabaQ reserves all rights in the KabaQ Materials. KabaQ Materials shall be deemed KabaQ’s Confidential Information.

3. Approved Third-Party Materials. Developer hereby grants, or prior to the delivery date for any Deliverables under the Statement of Work shall procure for KabaQ the grant of, such licensed rights in the Approved Third-Party Materials, as applicable, are set forth in each license agreement for such Approved Third-Party Materials. Developer shall secure for KabaQ, at Developer’s sole cost and expense, such rights, licenses, consents, and approvals as are specified in such Statement of Work. All royalties, license fees, or other consideration payable in respect of such licenses are included in the Fees specified in each Statement of Work unless such Statement of Work expressly states otherwise. Any additional amounts shall be the sole responsibility of Developer.

8.4 Open-Source Components. Any use of the Open-Source Components by the KabaQ will be governed by, and subject to, the terms and conditions of the applicable Open-Source Licenses.

9. Term.

9.1 Term. The initial term (“Initial Term”) of this Agreement commences as of the Effective Date and, unless this Agreement is terminated earlier pursuant to any of its express provisions, will continue in effect until 2 years from such date. Following expiration of the Initial Term, this Agreement will automatically renew for additional successive one year terms (each a “Renewal Term” and, collectively, together with the Initial Term, the “Term”) unless and until either party provides written notice of non-renewal at least sixty (60) days prior to the end of the Initial Term or then-current Renewal Term.

9.2 Termination. KabaQ may terminate, at any time without cause, and without incurring any additional obligation, liability or penalty: (i) this Agreement, by written notice to Developer; or (ii) except as may be set forth in therein, any Statement of Work, by providing at least thirty (30) days’ prior written notice to Developer. Either party may terminate this Agreement, and any outstanding Statements of Work, effective upon written notice to the other party, if the other party (i) materially breaches this Agreement or such Statements of Work, and such breach is incapable of cure or being capable of cure, remains uncured seven (7) days after the breaching party receives written notice thereof; (ii) becomes insolvent or admits inability to pay its debts generally as they become due; (iii) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within seven (7) business days or is not dismissed or vacated within forty-five (45) days after filing; (iv) is dissolved or liquidated or takes any corporate action for such purpose; (v) makes a general assignment for the benefit of creditors; or (vi) has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

4

3. Effect of Expiration or Termination. Termination of this Agreement shall not effectuate a termination of any Statement of Work then in effect and not otherwise expressly terminated, and the terms and conditions set forth herein shall continue in effect with respect to any such Statements of Work until their expiration or termination as set forth herein. Upon any expiration or termination of any Statement of Work:

(i) Developer shall (A) with respect to termination of a Statement of Work, promptly deliver to KabaQ all Work Product generated by Developer under such Statement of Work (whether complete or incomplete); (B) provide reasonable cooperation and assistance to KabaQ in transitioning the Services to an alternate service provider, and (C) on a pro rata basis, repay all amounts, if any, paid in advance for any Services or Work Product that have not been provided.

(ii) All licenses granted to Developer in the KabaQ Materials with respect to such Services or Statement of Work shall immediately and automatically also terminate, and Developer shall promptly return to KabaQ all KabaQ Materials not required by Developer for continuing Statement of Work hereunder, if any.

(iii) Developer shall (A) return to KabaQ all documents and tangible materials (and any copies) containing, reflecting, incorporating or based on KabaQ’s Confidential Information, (B) permanently erase KabaQ’s Confidential Information from its computer systems and (C) certify in writing to KabaQ that it has complied with the requirements of this Section 9.3(b)(iii), in each case to the extent such materials are not required by Developer for continuing Statement of Work hereunder, if any.

If this Agreement terminates early KabaQ will remain obligated to pay Fees for all Services and Work Product received before the effective date of such termination. No expiration or termination of this Agreement will affect KabaQ’s rights in any of the Deliverables.

9.4 Survival. The rights and obligations of the parties set forth in this Section 9.4 and Section 1, Section 10, Section 11, Section 13, and Section 14, and any right or obligation of the parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration.

10. Developer Representations and Warranties. Developer represents and warrants to KabaQ that:

(i) it will perform all Services in a professional and workmanlike manner in accordance with commercially reasonable industry standards and practices for similar services, using personnel with the requisite skill, experience, and qualifications, and shall devote adequate resources to meet its obligations under this Agreement;

(ii) it is in compliance with, and will perform all Services in compliance with, all applicable Law;

(iii) KabaQ will receive good and valid title to all KabaQ-Owned Work Product, free and clear of all encumbrances and liens of any kind;

(iv) The Software will not contain, or operate in such a way that it is compiled with or linked to, any Open- Source Components other than Approved Open-Source Components;

(v) All Work Product, including all updates, upgrades, new versions, new releases, enhancements, improvements, and other modifications thereof, but excluding KabaQ Materials, Approved Third-Party Materials, and Open-Source Components, is or will be the original creation of Developer;

(vi) As delivered, installed, specified, or approved by Developer and used by KabaQ or any Third Party authorized by KabaQ, the Work Product (excluding KabaQ Materials): (i) will not infringe, misappropriate, or otherwise violate any Intellectual Property Right or other right of any third party; and (ii) will comply with all applicable laws; and

(vii) No expiration or loss of any patent or application for patent rights in the work product is pending, or, to Developer’s knowledge after reasonable inquiry, threatened, or reasonably foreseeable, and Developer has no reason to believe that any claims of any such patent or patent application are or will be invalid, unenforceable, fail to issue, or be materially limited or restricted beyond the current claims, except for patent rights expiring at the end of their statutory term.

5

11. Indemnification.

11.1 General Indemnification. Developer shall defend, indemnify, and hold harmless KabaQ and KabaQ’s affiliates, and each of their respective officers, directors, employees, agents, successors, and assigns (each, a “KabaQ Indemnitee”) from and against all any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees, fees, and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers that are incurred by a KabaQ Indemnitee (“Losses”) arising out of or resulting from any third party claim, suit, action, or proceeding (each, an “Action”) that arises out of or results from: (i) Developer’s breach of any representation, warranty, covenant, or obligation of Developer under this Agreement; or (ii)any action or failure to take a required action or more culpable act or omission (including recklessness or willful misconduct) in connection with the performance or activity required by or conducted in connection with this Agreement by Developer in connection with performing Services under this Agreement.

11.2 Indemnification Procedure. KabaQ will promptly notify Developer in writing of any Action for which it seeks to be indemnified pursuant to Section 11.1 and cooperate with Developer at Developer’s sole cost and expense. Developer shall immediately take control of the defense and investigation of such Action and shall employ counsel reasonably acceptable to KabaQ to handle and defend the same, at Developer’s sole cost and expense. Developer shall not settle any Action in a manner that adversely affects the rights of KabaQ or any KabaQ Indemnitee without KabaQ’s prior written consent, which shall not be unreasonably withheld or delayed. KabaQ’s failure to perform any obligations under this Section 11.2 will not relieve Developer of its obligations under this Section 11.1 except to the extent that Developer can demonstrate that it has been materially prejudiced as a result of such failure. KabaQ may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing.

11.3 Infringement Remedy.

(a) If any Software or any component thereof, other than KabaQ Materials, is found to be infringing or if any use of any Software or any component thereof is enjoined, threatened to be enjoined or otherwise the subject of an infringement claim, Developer shall, at Developer’s sole cost and expense:

(i) procure for KabaQ the right to continue to use such Software or component thereof to the full extent contemplated by this Agreement; or

(ii) modify or replace the materials that infringe or are alleged to infringe (“Allegedly Infringing Materials”) to make the Software and all of its components non- infringing while providing fully equivalent features and functionality.

(b) If neither of the foregoing is possible notwithstanding Developer’s best efforts then Developer may direct KabaQ to cease any use of any materials that have been enjoined or finally adjudicated as infringing, provided that Developer shall:

(i) refund to KabaQ all amounts paid by KabaQ in respect of such Allegedly Infringing Materials and any other aspects of the Software provided under the Statement of Work for the Allegedly Infringing Materials that KabaQ cannot reasonably use as intended under this Agreement; and

(ii) in any case, at its sole cost and expense, secure the right for KabaQ to continue using the Allegedly Infringing Materials for a transition period of up to ( ) months to allow KabaQ to replace the affected features of the Software without disruption.

(c) If developer directs KabaQ to cease using any Software pursuant to Section 11.3(b), KabaQ shall have the right to terminate any or all then-outstanding Statements of Work and this Agreement for cause pursuant to Section 9.3(b)(i).

(d) The remedies set forth in this Section 11.3 are in addition to, and not in lieu of, all other remedies that may be available to KabaQ under this Agreement or otherwise, including KabaQ’s right to be indemnified for such Actions.

6

12. Limitations of Liability.

12.1 Exclusion of Indirect Damages. Except as otherwise provided in Section 12.2, in no event will either party be liable under this agreement, including any statement of work, for any consequential, incidental, indirect, exemplary, special, or punitive damages.

2. Exceptions. The exclusions and limitations in Section 12.1 shall not apply to: (i) Losses arising out of or relating to a party’s failure to comply with its obligations under Section 13 (Confidentiality); (ii) a party’s indemnification obligations under Section 11 (Indemnification); (iii) Losses arising out of or relating to a party’s gross negligence, willful misconduct or intentional acts; (iv) Losses for death, bodily injury, or damage to real or tangible personal property arising out of or relating to a party’s negligent or more culpable acts or omissions; or (v) Losses to the extent covered by a party’s insurance.

13. Confidentiality. Each party (the “Receiving Party”) acknowledges that in connection with this Agreement such party will gain access to Confidential Information of the other party (the “Disclosing Party”). As a condition to being furnished with Confidential Information, the Receiving Party agrees, during the Term and for three (3) years thereafter, to:

(a) not use the Disclosing Party’s Confidential Information other than as strictly necessary to exercise its rights and perform its obligations under this Agreement;

(b) not use any of the Disclosing Party’s Confidential Information, directly or indirectly, in any manner to the detriment of the Disclosing Party or to obtain any competitive benefit with respect to the Disclosing Party; and

(c) maintain the Disclosing Party’s Confidential Information in strict confidence and, subject to this Section 13, not disclose the Disclosing Party’s Confidential Information without the Disclosing Party’s prior written consent, provided, however, that the Receiving Party may disclose the Confidential Information to its Representatives who: (i) have a “need to know” for purposes of the Receiving Party’s performance, or exercise of its rights with respect to such Confidential Information, under this Agreement; (ii) have been apprised of this restriction; and (iii) are themselves bound by written nondisclosure agreements at least as restrictive as those set forth in this Section 13, provided, further, that The Receiving Party shall be responsible for ensuring its Representatives’ compliance with, and shall be liable for any breach by its Representatives, of this Section 13.

The Receiving Party shall use reasonable care, at least as protective as the efforts it uses with respect to its own confidential information, to safeguard the Disclosing Party’s Confidential Information from use or disclosure other than as permitted hereby.

If the Receiving Party becomes legally compelled to disclose any Confidential Information, the Receiving Party shall: (i) provide prompt written notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy or waive its rights under this Section 13; and (ii) disclose only the portion of Confidential Information that it is legally required to furnish. If a protective order or other remedy is not obtained, or the Disclosing Party waives compliance, the Receiving Party shall at the Disclosing Party’s expense, use reasonable efforts to obtain assurance that confidential treatment will be afforded the Confidential Information.

14. Miscellaneous.

14.1 Force Majeure. Neither party shall be liable or responsible to the other party, for any failure of or delay in the performance of this Agreement for the period that such failure or delay is (i) beyond the reasonable control of a party, (ii) materially affects the performance of any of its obligations under this agreement, or (iii) could not reasonably have been foreseen or provided against, but will not be excused for failure or delay resulting from only general economic conditions or other general market effects (each of the foregoing, a “Force Majeure”). KabaQ may terminate this Agreement if a Force Majeure event affecting Developer continues substantially uninterrupted for a period of thirty (30) days or more. Unless KabaQ terminates this Agreement pursuant to the preceding sentence, all dates in the Statement of Work shall automatically be extended for a period up to the duration of the Force Majeure.

7

14.2 Relationship of the Parties. The relationship between the parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the parties, and neither party shall have authority to contract for or bind the other party in any manner whatsoever.

14.3 Public Announcements. Neither party shall issue or release any announcement, statement, press release, or other publicity or marketing materials relating to this Agreement or, unless expressly permitted under this Agreement, otherwise use the other party’s trademarks, services marks, trade names, logos, domain names, or other indicia of source, association, or sponsorship, in each case, without the prior written consent of the other party.

14.4 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and addressed to the parties as follows (or as otherwise specified by a party in a notice given in accordance with this Section):

If to Developer:	Pandora Reality, LLC
10W 18th Street Ground Floor, NY, New York, 10011
Facsimile: _______________

If to KabaQ:

The Glimpse Group, Inc
800 Third Avenue, Suite 1701 New York, NY 10022
Facsimile: _______________

Notices sent in accordance with this Section shall be deemed effectively given: (a) when received, if delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile (with confirmation of transmission), if sent during normal business hours of the recipient, and on the next business day, if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

14.5 Entire Agreement. This Agreement, together with all Schedules, and Statements of Work and any other documents incorporated herein by reference, constitutes the sole and entire Agreement of the parties to this Agreement with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements made in the body of this Agreement, the Schedules, Statements of Work, and any other document, the following order of precedence governs: (a) first, this Agreement, excluding its Exhibits and Statements of Work; (b) second, the Exhibits and to this Agreement as of the Effective Date; (c) third, any Statement of Work executed after the Effective Date; and (d) fourth, any other documents incorporated herein by reference.

14.6 Assignment. Developer shall not assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law or otherwise, without KabaQ’s prior written consent, which consent KabaQ shall not unreasonably withhold or delay. No delegation or other transfer will relieve Developer of any of its obligations or performance under this Agreement. Any purported assignment, delegation, or transfer in violation of this Section 14.10 is void. KabaQ may freely assign or otherwise transfer all or any of its rights, or delegate or otherwise transfer all or any of its obligations or performance, under this Agreement without Developer’s consent. This Agreement is binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

14.7 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer on any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

14.8 Amendment and Modification; Waiver. No amendment to or modification of this Agreement is effective unless it is in writing, identified as an amendment to this Agreement and signed by both parties.

14.9 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

8

10. Governing Law. This Agreement and all related documents, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of New York, United States of America, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

11. Jurisdiction. Any legal suit, action, or proceeding arising out of or related to this Agreement or the licenses granted hereunder shall be instituted exclusively in the courts of New York County, New York, or the federal courts for the United States for the Southern District of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court.

14.12 Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

14.13 Equitable Relief. Each party acknowledges that a breach by a party of Section 13 (Confidentiality) may cause the non-breaching party immediate and irreparable harm, for which an award of damages would not be adequate compensation and agrees that, in the event of such breach or threatened breach, the non-breaching party will be entitled to equitable relief, including in the form of orders for preliminary or permanent injunction, specific performance, and any other relief that may be available from any court. Such remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available under this Agreement, at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

14.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.

[Signature Page Follows]

9

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Pandora Reality LLC

Pandora Sanal ve Arttirilmis Gerceklik AS

By:	/s/ Kemal Akcali
Name:	Kemal Akcali
Title:	CEO

KabaQ 3D Technologies, LLC

By:	/s/ Lyron Bentovim
Name:	Lyron Bentovim
Title:	President

10

FORM OF STATEMENT OF WORK

●	Implement interface to choose from created restaurants

●	Implement interface to choose from food category then food

●	Each restaurant will have 1 target image to present 3D models through AR

●	Update: Implement kudan markerless AR

●	Cloud download function for 3D food models in perpetuity**

●	Server framework to host 3D models averaging 7mb

●	Basic tutorial interface design to show how to use the application

** Pandora Reality LCC and Pandora Sanal ve Arttirilmis Gerceklik AS owns rights for Cloud download function for 3D food models and licenses it to Glimpse Group use.

11